                               CUSTODIAN CONTRACT
                                     Between
                            SAFECO COMMON STOCK TRUST
                                       and
                       STATE STREET BANK AND TRUST COMPANY




Trust/Series

                                TABLE OF CONTENTS
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1.   Employment of Custodian and Property to be Held By It . . . . . . . . . . 1

2.   Duties of the Custodian with Respect to Property of the
     Trust Held by the Custodian . . . . . . . . . . . . . . . . . . . . . . . 2

     2.1    Holding Securities . . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2    Delivery of Securities . . . . . . . . . . . . . . . . . . . . . . 2
     2.3    Registration of Securities . . . . . . . . . . . . . . . . . . . . 3
     2.4    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.5    Payments for Shares. . . . . . . . . . . . . . . . . . . . . . . . 4
     2.6    Collection of Income . . . . . . . . . . . . . . . . . . . . . . . 4
     2.7    Payment of Trust Monies. . . . . . . . . . . . . . . . . . . . . . 4
     2.8    Liability for Payment in Advance of Receipt of
            Securities Purchased . . . . . . . . . . . . . . . . . . . . . . . 5
     2.9    Payments for Repurchases or Redemptions of Shares of the Trust . . 6
     2.10   Appointment of Agents. . . . . . . . . . . . . . . . . . . . . . . 6
     2.11   Deposit of Trust Assets in Securities System . . . . . . . . . . . 6
     2.12   Trust Assets Held in the Custodian's Direct Paper System . . . . . 7
     2.13   Ownership Certificates for Tax Purposes. . . . . . . . . . . . . . 8
     2.14   Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.15   Communications Relating to Portfolio Securities. . . . . . . . . . 8
     2.16   Proper Instructions. . . . . . . . . . . . . . . . . . . . . . . . 9
     2.17   Actions Permitted Without Express Authority. . . . . . . . . . . . 9
     2.18   Evidence of Authority. . . . . . . . . . . . . . . . . . . . . . . 9

3.   Duties of Custodian With Respect to the Books of Account and
     Calculation of Net Asset Value and Net Income . . . . . . . . . . . . . .10

4.   Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

5.   Reports to Trust by Independent Public Accountants. . . . . . . . . . . .10

6.   Compensation of Custodian . . . . . . . . . . . . . . . . . . . . . . . .10

7.   Responsibility of Custodian . . . . . . . . . . . . . . . . . . . . . . .10

8.   Effective Period, Termination and Amendment . . . . . . . . . . . . . . .11

9.   Successor Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . .12

10.  Interpretive and Additional Provisions. . . . . . . . . . . . . . . . . .12

11.  Additional Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

12.  Massachusetts Law to Apply. . . . . . . . . . . . . . . . . . . . . . . .13

13.  Custodian Representation. . . . . . . . . . . . . . . . . . . . . . . . .13

14.  Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . .13

15.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

16.  Shareholder Communications. . . . . . . . . . . . . . . . . . . . . . . .14

                               CUSTODIAN CONTRACT
                               ------------------

     This Contract between SAFECO Common Stock Trust, a business trust organized and existing under the laws of Delaware, having its principal place of business at SAFECO Plaza, Seattle, Washington 98185 hereinafter called the "Trust", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                   WITNESSETH:

     WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust currently offers shares in seven series, the Growth Fund, Equity Fund, Income Fund, Northwest Fund, Balanced Fund, International Stock Fund and Small Company Stock Fund (such series together with all other series subsequently established by the Trust and made subject to this Contract in accordance with paragraph 11, being herein referred to as the "Portfolio(s)");

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.   EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

     The Trust hereby employs the Custodian as the custodian of the assets of the Portfolios of the Trust pursuant to the provisions of the Trust Instrument of the Trust and the Trust's Bylaws. The Trust on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of capital stock of the Trust representing interests in the Portfolios, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (within the meaning of Section 2.16), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Trustees of the Trust on behalf of the applicable Portfolio(s). The Custodian covenants with the Trust that each agreement whereby the Custodian employs any such sub-custodian shall provide that the sub-custodian will be liable to the Custodian for losses and liabilities caused by the negligence or willful misconduct of the sub-custodian. The Trust, on behalf of the Portfolio(s), agrees that, so long as the Custodian has complied with its obligation set forth in the preceding sentence, the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed by it on behalf of the Trust than any such sub-custodian has to the Custodian.

2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE TRUST HELD BY THE CUSTODIAN

2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, including all securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.11 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.12.

2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver securities owned by a Portfolio held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.11 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.10 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; PROVIDED that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust, related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

     11) For any other proper Trust purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper Trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 REGISTRATION OF SECURITIES. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Trust on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Trust on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the name of each Portfolio of the Trust, subject only order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Trusts held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; PROVIDED, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 PAYMENTS FOR SHARES. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Trust and deposit into the account of the appropriate Portfolio such payments as are received for Shares of that Portfolio issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder.

2.7 PAYMENT OF TRUST MONIES. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.11 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.12; (d) in the case of repurchase agreements entered into between the Trust on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 2.16;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Section 2.9 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends or capital gain distributions on Shares of the Portfolio declared pursuant to the governing documents of the Trust;

     6) For any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions from the Trust on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

2.9 PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF THE TRUST. From such funds as may be available for the purpose but subject to the limitations of the Trust Instrument and Trust's Bylaws and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares.

2.10 APPOINTMENT OF AGENTS. The Custodian may with the approval of an officer of the Trust appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. Neither the Custodian nor the subcustodian shall be entitled to reimbursement by the Trust or any Portfolios for any fees or expenses of any agent.

2.11 DEPOSIT OF TRUST ASSETS IN SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a Securities System provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon
          (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Trust at its request. Upon request, the

          Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio.

     4) The Custodian shall provide the Trust for the Portfolio with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

     5) The Custodian shall have received from the Trust on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Article 8 hereof;

     6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

2.12 TRUST ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Trust on behalf of the Portfolio;

     2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

     4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

     5) The Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

     6) The Custodian shall provide the Trust on behalf of the Portfolio with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

2.13 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Portfolio held by it and in connection with transfers of securities.

2.14 PROXIES. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust for each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.16 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Article 2 means a writing signed by two persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. The Custodian shall confirm all oral instructions with an officer of the Trust if written instructions are not received within a week after the instructions are given. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets.

2.17 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, PROVIDED that all such payments shall be approved by an officer of the Trust on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Trust.

2.18 EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence
     (a) of the authority of any person to act in accordance with such vote or
     (b) of any determination or of any action by the Board of Trustees pursuant to the Trust Bylaws as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

3. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

     The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio.

4.   RECORDS

     The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

5.   REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS

     The Custodian shall provide the Trust, on behalf of each of the Portfolios at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

6.   COMPENSATION OF CUSTODIAN

     The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Portfolio and the Custodian.

7.   RESPONSIBILITY OF CUSTODIAN

     So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence, misfeasance, or misconduct of the Custodian or any of its subcustodians or agents, or any of the Custodian's or any agent's employees in the performance of the Custodian's duties under this agreement. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted in good faith pursuant to such advice.

     If the Trust on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Portfolio being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall agree to indemnify the Custodian in an amount and form satisfactory to it.

     If the Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) for the benefit of a Portfolio, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

8.   EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

     This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; PROVIDED, however that the Custodian shall not with respect to a Portfolio act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio; PROVIDED FURTHER, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Trust Bylaws, and further provided, that the Trust on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     Upon termination of the Contract, the Trust on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

9.   SUCCESSOR CUSTODIAN

     If a successor custodian for the Trust, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash, securities and any earned income associated with those securities (as received) of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

     If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

     In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

     In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

10.  INTERPRETIVE AND ADDITIONAL PROVISIONS

     In connection with the operation of this Contract, the Custodian and the Trust on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust Instrument or the Trust's Bylaws. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

11.  ADDITIONAL FUNDS

     In the event that the Trust establishes one or more series of Shares in addition to the Growth Fund, Equity Fund, Income Fund, Northwest Fund, Balanced Fund, International Stock Fund and Small Company Stock Fund with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

12.  MASSACHUSETTS LAW TO APPLY

     This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

13.  CUSTODIAN REPRESENTATION

     The Custodian represents that it does meet, and will continue to meet at all times that this Contract is in effect, the requirements of the rules and regulations promulgated pursuant to Section 17(f) of the Investment Company Act of 1940, as amended.

14.  LIMITATION OF LIABILITY

     The Custodian is hereby expressly put on notice of (i) the limitation of shareholder, officer and trustee liability as set forth in the Trust Instrument of the Trust and (ii) of the provisions in the Trust Instrument permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. The Custodian hereby agrees that obligations assumed by the Trust pursuant to this Contract are in all cases assumed on behalf of a particular Series and each such obligation shall be limited in all cases to that Series and its assets. The Custodian agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust nor from the officers or trustees or any individual officer or trustee of the Trust.

15.  MISCELLANEOUS

     This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian or by the Custodian without the written consent of the Trust. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

16.  SHAREHOLDER COMMUNICATIONS

     Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether it authorizes the Custodian to provide the Trust's name, address, and share position to requesting companies whose stock the Trust own. If the Trust tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian "yes" or do not check either "yes" or "no" below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any funds or accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

     YES [ ] The Custodian is authorized to release the Trust's name, address, and share positions.

     NO  [X]   The Custodian is not authorized to release the Trust's name, address, and share positions.

     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 31st day of March, 1997.


ATTEST                                  SAFECO COMMON STOCK TRUST



/s /David H. Longhurst                  By /s/ Neal A. Fuller
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ATTEST                                  STATE STREET BANK AND TRUST COMPANY



/s/ Francine S. Hayes                   By /s/ Ronald E. Logue
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                                           Executive Vice President